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                                                                      EXHIBIT 11

CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)


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                                                                                                          Per Share
                                                                          Net Income         Shares         Amount*
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
For the year ended December 31, 1997
BASIC EPS ................................................................ $304,380          94,868           $3.21
                                                                           ========          ======           =====
Effect of dilutive securities:
  Exercise of stock options...............................................                      674
  Vesting of performance shares...........................................                      359
  Conversion of 7-1/4% Convertible Subordinated Debentures ...............   12,128           4,559
                                                                           --------         -------
DILUTED EPS .............................................................. $316,508         100,460           $3.15
                                                                           ========         =======           =====

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For the year ended December 31, 1996
BASIC EPS ................................................................ $298,273          94,076           $3.17
                                                                           ========          ======           =====
Effect of dilutive securities:
  Exercise of stock options...............................................                      482
  Vesting of performance shares...........................................                       98
  Conversion of 7-1/4% Convertible Subordinated Debentures ...............   11,823           4,559
                                                                           --------          ------
DILUTED EPS .............................................................. $310,096          99,215           $3.13
                                                                           ========          ======           =====

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For the year ended December 31, 1995
BASIC EPS ................................................................ $ 21,344          93,246           $ .23
                                                                           ========          ======           =====
Effect of dilutive securities:
  Exercise of stock options...............................................                       67
                                                                           --------          ------
DILUTED EPS .............................................................. $ 21,344          93,313           $ .23
                                                                           ========          ======           =====

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*Prior year per share amounts have been restated in conformity with SFAS No. 128.
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